President

Section 906 Certification under Sarbanes Oxley Act

I, Michael Colon, certify that:

1.	I have reviewed this report, filed on behalf of DWS Global Opportunities Fund, a series of DWS Global/International Fund, Inc., on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 27, 2006	/s/Michael Colon
Michael Colon
President
DWS Global Opportunities Fund, a series of DWS Global/International Fund, Inc.

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of DWS Global Opportunities Fund, a series of DWS Global/International Fund, Inc., on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 27, 2006	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
DWS Global Opportunities Fund, a series of DWS Global/International Fund, Inc.